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                                                                   Exhibit 99B.5

                         INVESTMENT ADVISORY AGREEMENT
                         -----------------------------

     This Agreement made this 26th day of April, 1995, by and between Brinson Relationship Funds, a Delaware Business Trust (the "Trust") and Brinson Partners, Inc., a Delaware corporation (the "Adviser").


                              W I T N E S S E T H:
                              -------------------


     WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

     WHEREAS, the Trust is authorized to issue separate series of shares representing interests in separate investment portfolios (each referred to as a "Portfolio" and collectively referred to as the "Portfolios"), which Portfolios are identified on Schedule A attached hereto, and which Schedule A may be amended from time to time by mutual agreement of the Trust and the Adviser; and

     WHEREAS, the Trust and the Adviser desire to enter into an agreement pursuant to which the Adviser will provide investment advisory services for each of the Portfolios of the Trust that are from time to time set forth on Schedule A hereto, on the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1. Duties of Adviser. The Trust hereby appoints the Adviser to act as investment adviser to the Portfolios for the period and on such terms set forth in this Agreement. The Trust employs the Adviser to manage the investment and reinvestment of the assets of the Portfolios, to continuously review, supervise and administer the investment program of the Portfolios, to determine in its discretion the assets to be held uninvested, to provide the Trust with records concerning the Adviser's activities which the Trust is required to maintain, and to render regular reports to the Trust's officers and Board of Trustees concerning the Adviser's discharge of the foregoing responsibilities. The Adviser shall discharge the foregoing responsibilities subject to the control of the officers and the Board of Trustees of the Trust, and in compliance with the objectives, policies and limitations set forth in the Trust's prospectuses and statement of additional information. The Adviser accepts such employment and agrees to render the services and to provide, at its own expense, the office space, furnishings, equipment and the personnel required by it to perform the services on the terms provided herein. With respect to foreign securities, at its own expense, the Adviser may obtain statistical and other factual information and advice regarding the economic factors and trends from its foreign subsidiaries, but it may not
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generally receive advice or recommendations regarding the purchase or sale of securities from such subsidiaries.

     2. Portfolio Transactions. The Adviser shall provide the Portfolios with a trading department and with respect to foreign securities, the Adviser is authorized to utilize the trading department of its foreign subsidiaries. The Adviser shall select, and with respect to its foreign subsidiaries, shall monitor the selection of, the brokers or dealers that will execute the purchases and sales of securities for the Portfolios and is directed to use its best efforts to ensure that the best available price and most favorable execution of securities transactions for the Portfolios are obtained. Subject to policies established by the Board of Trustees of the Trust and communicated to the Adviser, it is understood that the Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or in respect of any Portfolio, or be in breach of any obligation owing to the Trust or in respect of any Portfolio under this Agreement, or otherwise, solely by reason of its having caused any Portfolio to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for any Portfolio in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Adviser determines in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Adviser's overall responsibilities with respect to the accounts, including the Portfolios, as to which it exercises investment discretion. The Adviser will promptly communicate to the officers and Trustees of the Trust such information relating to Portfolio transactions as they may reasonably request.

     3. Compensation of the Adviser. The Adviser shall not receive a fee from the Trust or its Portfolios for the services to be rendered by the Adviser.

     4. Reports. The Portfolios and the Adviser agree to furnish to each other such information regarding their operations with regard to their affairs as each may reasonably request.

     5. Status of Adviser. The services of the Adviser to the Portfolios are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Portfolios are not impaired thereby.

     6. Liability of Adviser. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard by the Adviser of its obligations and duties hereunder, the Adviser shall not be subject to any liability whatsoever to the Portfolios, or to any shareholder of the Portfolios, for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Portfolios.

     7. Duration and Termination. This Agreement shall become effective April 28, 1995, provided that first it is approved by the Board of Trustees of the Trust, including a majority of those Trustees who are not parties to this Agreement or interested persons of any party hereto,
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in the manner provided in section 15(c) of the Investment Company Act, and by the holders of a majority of the outstanding voting securities of the Portfolios; and shall continue in effect until April 28, 1997. Thereafter, this Agreement may continue in effect only if such continuance is approved at least annually by, (i) the Trust's Board of Trustees or, (ii) by the vote of a majority of the outstanding voting securities of the Portfolios; and in either event by a vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party in the manner provided in section 15(c) of the Investment Company Act. This Agreement may be terminated by the Trust at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of the holders of a majority of the outstanding voting securities of the Portfolios on 60 days written notice to the Adviser. This Agreement may be terminated by the Adviser at any time, without the payment of any penalty, upon 60 days written notice to the Trust. This Agreement will automatically terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed postpaid, to the other party at the principal office of such party.

     As used in this Section 7, the terms "assignment", "interested person", and "a vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of the Investment Company Act and Rule 18f-2 thereunder.

     8. Name of Adviser. The parties agree that the Adviser has a proprietary interest in the name "Brinson," and the Trust agrees to promptly take such action as may be necessary to delete from its legal name and/or the name of the Portfolios any reference to the name of the Adviser promptly after receipt from the Adviser of a written request therefor.

     9. Severability. If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of this 26th day of April, 1995.


Attest:                                 BRINSON RELATIONSHIP FUNDS


By:/s/ Debra L. Nichols                       By:/s/ E. Thomas Mc Farlan
   -----------------------------------           ------------------------------
   Debra L. Nichols, Assistant Secretary         E. Thomas McFarlan, President



Attest:                                    BRINSON PARTNERS, INC.



By:/s/ Mark F. Kemper                      By:/s/ Samuel W. Anderson
   -----------------------------------        ------------------------------
   Mark F. Kemper, Assistant Secretary        Samual W. Anderson, Vice President
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                                                                      SCHEDULE A


                    Portfolios of Brinson Relationship Funds
                    ----------------------------------------


Brinson Global Securities Fund
Brinson Short-Term Fund
Brinson Post-Venture Fund
Brison High Yield Fund
Brinson Emerging Markets Equity Fund
Brinson Emerging Markets Debt Fund